UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2024

La Rosa Holdings Corp.
(Exact name of registrant as specified in its charter)

Nevada	001-41588	87-1641189
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1420 Celebration Blvd., 2nd Floor Celebration, Florida	34747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (321) 250-1799

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	LRHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Cash Advance Agreement:

On May 20, 2024, La Rosa Holdings Corp., a Nevada corporation (the “Company”), entered into a Cash Advance Agreement (the “Cash Advance Agreement”) with Cedar Advance LLC (“Cedar”) pursuant to which the Company sold to Cedar $761,250 of its future receivables, including cash, check, credit or debit card, electronic transfer, or other form of monetary payments from third parties (the “Receivables Purchased Amount”), for a purchase price of $525,000 less underwriting fees and expenses paid, for net funds of $500,000 to the Company.

Under the Cash Advance Agreement, the Receivables Purchased Amount will be decreased to $630,000 if the Company delivers such amount of future receivables to Cedar within 30 calendar days of the date of the Cash Advance Agreement, or $661,500 if the Company delivers such amount of future receivables to Cedar within 60 calendar days of the date of the Cash Advance Agreement.

Pursuant to the Cash Advance Agreement, Cedar is expected to withdraw $23,000 a week directly from the Company’s bank account until the Receivables Purchased Amount due to Cedar under the Cash Advance Agreement is paid in full.

In the event of a default (as defined in the Cash Advance Agreement), Cedar, among other remedies, can demand payment in full of all amounts remaining due under the Cash Advance Agreement. To guarantee the Company’s satisfaction of its obligations under the Cash Advance Agreement, the Company granted Cedar a security interest in all its accounts, including deposit accounts and accounts receivable and proceeds.

The foregoing description of the Cash Advance Agreement is qualified in its entirety by reference to the full text of the Cash Advance Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein in its entirety by reference.

La Rosa Realty Success LLC:

On May 24, 2024, the Company consummated its acquisition of 51% of the membership interests (the “Membership Interests”) of La Rosa Realty Success LLC, a Florida limited liability company and a franchisee of the Company (“Realty Success”), pursuant to that certain membership interest purchase agreement, dated May 24, 2024 (the “Purchase Agreement”), by and among the Company, Realty Success, and the sole member (the “Selling Member”) of Realty Success (the “Transaction”).

The purchase price for the Membership Interests was $78,777.85, consisting of 56,375 unregistered shares of the Company’s common stock (the “Purchase Shares”) and $10,000 in cash (the “Cash Payment”), of which $5,000 was paid at closing and the remaining $5,000 is payable 30 days after closing. The number of Purchased Shares was based on the $1.22 closing price of the Company’s common stock for the prior closing date as reported by The Nasdaq Stock Market, LLC. The Cash Payment is payable in two equal installments on the closing date and 30 days after.

Concurrently with the Transaction, on May 24, 2024, the Selling Member entered into a lock-up/leak-out agreement (the “Lock-up Agreement”) with the Company pursuant to which the Selling Member may not sell more than one-twelfth of their Purchase Shares per calendar month during the one year commencing after the six-month holding period under Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), subject to applicable securities laws.

The preceding summaries of the Purchase Agreement and the Lock-up Agreements purport to be summaries only and are qualified in their entireties by reference to such agreements, copies of which are filed as Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Cash Advance Agreement:

The information contained in Item 1.01 of this Current Report about the Company’s sale of its future receivables to Cedar under the Cash Advance Agreement is incorporated by reference herein.

La Rosa Realty Success LLC:

The information contained in Item 1.01 of this Current Report about the Company’s acquisition of 51% of the membership interests of Realty Success is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Cash Advance Agreement:

To the extent required by Item 2.03 of Form 8-K, the information contained in Item 1.01 of this Current Report is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Standard Merchant Cash Advance Agreement, dated May 20, 2024, between La Rosa Holdings Corp. and Cedar Advance LLC
10.2	Membership Purchase Agreement, dated May 24, 2024, by and among La Rosa Holdings, Corp., La Rosa Realty Success, LLC, and the Selling Member
10.3	Leak-Out Agreement, dated May 24, 2024, between La Rosa Holdings Corp. and the Selling Member
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2024	LA ROSA HOLDINGS CORP.

	By:	/s/ Joseph La Rosa
	Name:	Joseph La Rosa
	Title:	Chief Executive Officer

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